UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne,	Indiana	46809
(Address of principal executive offices)		(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	FELE	NASDAQ Global Select Market
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 22, 2025, Franklin Electric Co., Inc. (the “Company”) entered into a Single Premium Guaranteed Annuity Contract Purchase Agreement (the “Agreement”) with Principal Life Insurance Company (the “Insurer”). The Company entered into the Agreement as plan sponsor, and in connection with the termination of the Franklin Electric Co., Inc. Pension Plan (the “Plan”) effective May 12, 2025. The Agreement provides for the purchase of an irrevocable nonparticipating single premium group annuity contract (the “Annuity Contract”) from the Insurer to transfer to the Insurer the future benefit obligations and annuity administration for certain retirees and beneficiaries under the Plan (the “Transferred Participants”).

Upon the payment of the premium to the Insurer and the closing of the transactions contemplated by the Agreement (the “Transaction”), the pension benefit obligations for approximately 684 Transferred Participants will be irrevocably transferred from the Plan to the Insurer, which will guarantee the pension benefits of the Transferred Participants. By transferring these obligations to the Insurer, the Company will reduce its U.S. pension plan liabilities by approximately $30 million. The purchase of the group annuity contract will be funded directly by assets of the Plan and the Company does not expect to make additional contributions to the Plan prior to the closing of the Transaction.

Assuming all of the closing conditions are met, the Company expects the purchase of the group annuity contract to be completed by July 29, 2025.

The Agreement provides that the Insurer will assume the responsibility for making monthly benefit annuity payments to such terminated Plan participants on July 29, 2025 and October 1, 2025, for deferred annuitants and retired annuitants, respectively.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events

On July 9, 2025, the Company settled approximately $59.9 million of lump sum payouts to 1,405 Plan participants who elected a lump sum payment of their vested retirement benefit in lieu of an annuity.

The lump sum payments to Plan participants are funded directly by the Plan's assets.

The Company expects to recognize a non-cash pension settlement charge of approximately $60 million (approximately $40 million, or $1 of earnings per share, on an after-tax basis), subject to finalization of actuarial assumptions and other applicable adjustments in the third quarter of 2025.

Any statements of the Company's expectations in this Current Report on Form 8-K, including but not limited to the timing and terms of the closing of the transactions contemplated by the Agreement, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual outcomes to differ materially from the Company's present expectations. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law.

Item 9.01. Financial Statements and Exhibits

    (d) Exhibits:

Exhibit Number	Description
10.1	Single Premium Guaranteed Annuity Contract Purchase Agreement, dated July 22, 2025, by and among Franklin Electric Co., Inc. and Principal Life Insurance Company
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: July 28, 2025	By	/s/ Jennifer A. Wolfenbarger
Jennifer A. Wolfenbarger
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)